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                                                                    EXHIBIT 99.1


              CONTACT:   Douglas Sayles            Jonathan Fassberg (investors)
                         Associate Director        The Trout Group
                         Corporate Communications  (212) 477-9007 x16
                         Biopure Corporation       Brad Miles (media)
                         (617) 234-6826            BMC Communications
                         IR@biopure.com            (212) 477-9007 x17

FOR IMMEDIATE RELEASE

     BIOPURE SECURES $75 MILLION FINANCING COMMITMENT FROM SOCIETE GENERALE

             FINANCING FACILITY ENSURES ACCESS TO OPERATING CAPITAL
                    FOR THE COMMERCIALIZATION OF HEMOPURE(R)



CAMBRIDGE, MASS., JUNE 22, 2001 - Biopure Corporation (Nasdaq: BPUR) today announced that it has entered into a $75 million equity line stock purchase agreement with Paris-based Societe Generale, a major global bank. Under this agreement, Biopure has the option of drawing funds as needed during the next 24 months to support its operational and capital requirements, subject to certain limitations.

Biopure had approximately 25 million shares outstanding and $71.3 million in cash and cash equivalents as of the close of the second fiscal quarter on April 30, 2001. This cash position plus the Societe Generale financing, if fully drawn, could fund operations through fiscal 2003 (ending October 31st) under the company's current operating plan. In addition, Biopure has begun engineering for an $85 million biopharmaceutical manufacturing facility in Sumter, South Carolina, which will be constructed and financed by Sumter Realty Group, LLC.

"This equity line ensures we'll have access to operating capital as we expand our infrastructure, prepare to commercialize Hemopure(R) worldwide for the treatment of acute anemia in surgery patients and continue developing the product for cancer, trauma and other high value clinical applications," said Biopure Chairman and Chief Executive Officer Carl W. Rausch. "It's also beneficial because we control the timing and amount of each funding and because the cost of financing is considerably lower than other presently available alternatives."

Under the 24-month agreement, Biopure can secure up to $75 million by issuing shares of its common stock to Societe Generale via a series of periodic drawdowns of funds. The maximum size of each drawdown may be up to $3 million in a five-day draw down period or up to $4.5 million if the dollar trading volume of the company's common stock increases above recent levels. The company is under no obligation to draw down funds, and it will continue to consider other financing arrangements that support its global commercialization strategy.

BIOPURE CORPORATION

Biopure Corporation, headquartered in Cambridge, Mass., is the leading developer, manufacturer and marketer of a new class of pharmaceuticals, called oxygen therapeutics, which are intravenously administered to deliver oxygen to the body's tissues. Hemopure(R) [hemoglobin glutamer - 250 (bovine)], or HBOC-201, is approved in South Africa for use in adult surgery patients to treat acute anemia and eliminate, reduce or delay red blood cell transfusion. The company expects to file a marketing application for Hemopure in the United States in late summer 2001, followed by an application in Europe, for perioperative use in patients undergoing elective surgery. The product is also being developed for use in trauma, cancer and ischemic events such as heart attack and stroke. Oxyglobin(R) [hemoglobin glutamer - 200 (bovine)], the only product of its kind approved by the U.S. Food and Drug Administration and the European Commission, is commercially available in the United States, Germany, France and the United Kingdom for the treatment of anemia in dogs.

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STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT STRICTLY HISTORICAL MAY BE
FORWARD-LOOKING STATEMENTS. THERE CAN BE NO ASSURANCE THAT BIOPURE CORPORATION WILL BE ABLE TO COMMERCIALLY DEVELOP ITS OXYGEN THERAPEUTIC PRODUCTS, THAT NECESSARY REGULATORY APPROVALS WILL BE OBTAINED, THAT ANY CLINICAL TRIALS WILL BE SUCCESSFUL, OR THAT ANY APPROVED PRODUCT WILL FIND MARKET ACCEPTANCE. ACTUAL RESULTS MAY DIFFER FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS DUE TO RISKS AND UNCERTAINTIES THAT EXIST IN THE COMPANY'S OPERATIONS AND BUSINESS ENVIRONMENT. THESE RISKS INCLUDE, WITHOUT LIMITATION, THE COMPANY'S STAGE OF PRODUCT DEVELOPMENT, HISTORY OF OPERATING LOSSES AND ACCUMULATED DEFICITS, AND UNCERTAINTIES RELATED TO CLINICAL TRIALS, REGULATORY APPROVAL, MANUFACTURING AND MARKET ACCEPTANCE. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES ARISING AFTER THE DATE HEREOF. A FULL DISCUSSION OF BIOPURE'S OPERATIONS AND FINANCIAL CONDITION, AND SPECIFIC FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL PERFORMANCE TO DIFFER FROM CURRENT EXPECTATIONS, CAN BE FOUND IN THE COMPANY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH CAN BE ACCESSED IN THE EDGAR DATABASE AT THE SEC WEB SITE, WWW.SEC.GOV, OR THROUGH THE INVESTOR SECTION OF BIOPURE'S WEB SITE, WWW.BIOPURE.COM.

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